UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 17, 2010

SOCIALWISE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On August 13, 2010, Socialwise, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), issued a Convertible Promissory Note Agreement (the “Note”) with Isaac Blech (the “Holder”), an accredited investor, payable for $1,000,000 at 5% interest, due six months from the date of the Note (the “Maturity Date”). .  At any time prior to the maturity date the Note and any accrued but unpaid interest may be converted at the Holder’s election into shares of the Company’s restricted common stock at a price of $0.40 per share (adjusted for stock splits or similar events).

In addition the Holder shall be issued warrants to purchase up to 625,000 shares of the Company’s restricted common stock at a price of $0.40 per share pursuant to a Warrant Agreement (the “Warrant”) with a 5 year term executed concurrently between the Holder and Company; provided, however, in the event that Holder elects to convert the Note, upon conversion of the Note the Holder shall be issued warrants to purchase up to an additional 1,250,000 shares of the Company’s restricted common stock at an exercise price of $0.40 per share pursuant to the terms of a warrant agreement (the “Additional Warrant”) in the same form as the Warrant.

This financing transaction resulted in net proceeds to us of $998,000, after deducting $2,000 in estimated legal fees in connection with the transaction.  There are no additional fees or commissions to be paid or owed in connection with this transaction.

The following summarizes the terms under the Note and Warrant Agreement (collectively, the “Financing Documents”):

Maturity Date.  The Note is due on February 13, 2011.

Face Value.  The Note has a total principal face value of $1,000,000.

Conversion.  At any time, the Holder may elect to convert the Note and any accrued but unpaid interest into shares of the Company’s restricted common stock at a price of $0.40 per share (adjusted for stock splits or similar events).

Interest Rate.  Five percent, accrued and paid to the Note holder at maturity or conversion.

Warrants.  Up to 625,000 shares of Company restricted common stock at a price of $0.40 per share with a 5 year term.  Upon conversion of the Note the Holder shall be issued warrants to purchase up to an additional 1,250,000 shares of the Company’s restricted common stock at an exercise price of $0.40 per share.  The Warrants provide for “cashless” exercise.

Note Discount Rate.  None.

Prepayment Penalty.  None, upon written agreement to pre-pay from Holder.

Voting Rights under Note. None.

Security Interest.  The Note is unsecured.

Guarantee.  None.

Mandatory Early Repayment .  The Holder may elect repayment to commence within twenty days after the Initial Closing of the Minimum Offering of $2,000,000 described in the Company’s Confidential Private Placement Memorandum dated August 3, 2010 (the “PPM”), at which point the Company shall make equal installment payments to Holder beginning within twenty days after date of closing and continuing every 30 days thereafter until the Maturity Date.

Events of Default. The Financing Documents contain events of default, including, without limitation: (i) our uncured failure to timely pay any payment due under the Note when due; (ii) our uncured breach of any material covenant, representation, warranty or other material term or condition of any material agreement; (iii) any bankruptcy event under which the Company shall be subject. Upon the occurrence of an uncured event of default, the Note holder would be entitled to demand the entire amount outstanding under the Note to be immediately due and payable.

Covenants .  The Financing Documents contain certain covenants on the Company including, without limitation, requirements on the Company and its subsidiary Socialwise, Inc., a California corporation, regarding: (i)  all shares of capital stock issued upon the conversion of the Note shall be validly issued, fully paid and non-assessable, and (ii)the Company will not, by amendment of its Certificate of Incorporation or By-Laws or other organizational document, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the Note, and shall take action as may be necessary or appropriate to protect the rights of the Holder against impairment or dilution.

Subsequent Equity Sales.  The Warrant also provides that if, at any time while the Warrant is outstanding, the Company issues additional shares of common stock or common stock equivalents at an effective price per share which is less than $.40, then the Warrant exercise price shall be reduced to the lower price issuance.  The provision does not apply to certain issuances of excluded common stock and common stock equivalents which are described in the Warrant.

Impact on Prior Anti-Dilution Provisions.  Issuance of the warrants triggers a full-ratchet anti-dilution provision within the financial advisory agreement executed with Iroquois Capital Group (“Iroquois”) in May 2010.   The effect of issuance of the warrants described above to Maxim reduces the exercise price on the 450,000 warrants issued to Iroquois from $0.60 to $0.40 per share.

The summary of the financing transaction described above, and the summary of the terms of the Financing Documents, are qualified in their entirety by reference to the Note and Warrant which are filed as exhibits to this current report.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02 with respect to the Company’s issuance of the Note and Warrant.  The investor in that financing met the accredited investor definition of Rule 501 of the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  The consideration received by the Company for the issuance of the shares of common stock was the investor’s agreement to provide the loan under the terms of the Financing Documents.

The total number of outstanding shares of outstanding common stock as of the date of this report is 52,217,795.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.32	Convertible Note Agreement dated August 13, 2010
10.33	Warrant Agreement dated August 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOCIALWISE, INC.
/s/ Jonathan Shultz
Dated: August 17, 2010	By:
Jonathan Shultz Chief Financial Officer